UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, Thomas McDaniel notified SunPower Corporation (the “Company”) of his intent to retire from the Board of Directors (the “Board”) of the Company. Pursuant to the Affiliation Agreement (the “Affiliation Agreement”), dated April 28, 2011, as amended, between TotalEnergies Solar INTL SAS and the Company, the vacancy that will be created on the Board by Mr. McDaniel’s departure will be filled with a Disinterested Director (as such term is defined in the Affiliation Agreement) and a search is underway to identify a qualified candidate. To facilitate a smooth transition, if re-elected at the Company’s 2023 annual meeting of stockholders, Mr. McDaniel will continue to serve on the Board until such Disinterested Director is identified and appointed. Mr. McDaniel first joined the Board in 2009 and the Company is grateful for his many contributions and years of service to the Board. Mr. McDaniel’s decision to retire from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 23, 2023	By:	/S/ EILEEN EVANS
	Name:	Eileen Evans
	Title:	Executive Vice President and Chief Legal Officer